RiverNorth Opportunities Fund, Inc. N-CSR

Exhibit 99.(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 filed with the SEC on September 15, 2021 of our report dated September 28, 2021, relating to the financial statements and financial highlights of RiverNorth Opportunities Fund, Inc., for the year ended July 31, 2021, which appear in this Form N-CSR.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

October 6, 2021